EXHIBIT 99.1

IRADIMED CORPORATION Announces Fourth Quarter and Full Year 2022
Financial Results and Announces Special Cash Dividend
•	Reports fourth quarter 2022 revenue of $14.9 million, GAAP diluted EPS of $0.29 and non-GAAP diluted EPS of $0.32.
•	Reports full-year 2022 revenue of $53.3 million, GAAP diluted EPS of $1.02 and non-GAAP diluted EPS of $1.10.
•
The Board of Directors approved a special cash dividend of $1.05 per share.  This special cash dividend is payable on February 21, 2023, to shareholders of record at the close of business on February 13, 2023.

Winter Springs, Florida, February 2, 2023 – IRADIMED CORPORATION (the "Company") (NASDAQ: IRMD) announced today its financial results for the fourth quarter and year ended December 31, 2022. The Company also announced that its Board of Directors approved a special cash dividend of $1.05 per share on the Company's outstanding common stock.  This special cash dividend is payable on February 21, 2023, to shareholders of record at the close of business on February 13, 2023.  The Company is a leader in the development of innovative magnetic resonance imaging ("MRI") medical devices and the only known provider of a non-magnetic intravenous ("IV") infusion pump system and non-magnetic patient vital signs monitoring systems that are designed for use during MRI procedures.

"Iradimed continues a sixth consecutive quarter of reaching record revenue.   It’s very rewarding to be part of such growth and witness continued strength in our operating performance, as evidenced once more by our recent fourth quarter and year-ended December 31, 2022, results.  Such a performance also allows us to again return value to our shareholders through a special cash dividend. We ended the year on December 31, 2022, with $57.9 million in cash and cash equivalents on our balance sheet and no debt. We believe our remaining cash, after the dividend payout, and future cash flows remain sufficient to fund our operations and investments for our planned growth.  Our position in the market grows stronger each quarter, a trend we see continuing. We will continue to operate our business with the same focus on top-line growth and increasing profits as stated in our financial guidance provided earlier this year,” said Roger Susi, President, Chief Executive Officer, and Chairman of the Company's Board of Directors.

The declaration and payment of any future dividend will remain at the full discretion of the Company’s Board of Directors and will depend upon the Company’s financial position, results of operations, cash flows, capital requirements, business conditions, future expectations, the requirements of applicable law, and other factors that the Company’s Board of Directors finds relevant at the time of considering a dividend declaration.

Three Months Ended December 31, 2022

For the fourth quarter ended December 31, 2022, the Company reported revenue of $14.9 million compared to $11.9 million for the fourth quarter of 2021.  Net income was $3.7 million, or $0.29 per diluted share, compared to $3.9 million, or $0.31 per diluted share, for the fourth quarter of 2021.  The decrease in net income and diluted earnings per share is primarily the result of a $1.8 million increase in income taxes due to a change in the effective tax rate for the fourth quarter of 2022.

Non-GAAP net income was $4.0 million for the quarter ended December 31, 2022, which excludes $0.3 million of stock compensation expense, net of tax expense. Non-GAAP net income was $4.2 million for the quarter ended December 31, 2021, which excludes $0.3 million of stock compensation expense, net of tax expense.

Twelve Months Ended December 31, 2022

For the twelve months ended December 31, 2022, the Company reported revenue of $53.3 million compared to $41.8 million for the same period in 2021.  Net income was $12.8 million, or $1.02 per diluted share, compared to $9.3 million, or $0.74 per diluted share, for the same period in 2021.  The increase in net income and diluted earnings per share is primarily the result of a $11.5 million increase in revenue for the twelve months ended December 31, 2022.

Non-GAAP net income was $12.8 million for the twelve months ended December 31, 2022, which excludes $1.0 million of stock compensation expense, net of tax expense.  Non-GAAP net income was $9.3 million for the twelve months ended December 31, 2021, which excludes $1.1 million of stock compensation expense, net of tax expense.  Non-GAAP earnings per diluted share were $1.10 for the twelve months ended December 31, 2022, compared to $0.83 for the same period in 2021.

Revenue Information:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Devices:
MRI Compatible IV Infusion Pump Systems	$ 3,524,527	$ 3,959,881	$ 14,526,017	$ 13,289,063
MRI Compatible Patient Vital Signs Monitoring Systems	6,086,305	4,020,107	21,721,720	13,781,098
Ferro Magnetic Detection Systems	194,130	-	257,112	-
Total Devices revenues	9,804,962	7,979,988	36,504,849	27,070,161
Disposables, services and others	4,463,404	3,385,515	14,622,327	12,797,606
Amortization of extended warranty agreements	595,227	507,358	2,175,969	1,946,814
Total revenues	$ 14,863,593	$ 11,872,862	$ 53,303,145	$ 41,814,581

For the fourth quarter of 2022, domestic sales were 82.4 percent of total revenue, compared to 79.7 percent for the fourth quarter of 2021. The gross profit margin was 75.5 percent for the fourth quarter of 2022, compared to 77.9 percent for the fourth quarter of 2021.

For the twelve months ended December 31, 2022, domestic sales were 82.3 percent of total revenue, compared to 80.3 percent for the same period in 2021. The gross profit margin was 77.4 percent for the year ended 2022, compared to 76.6 percent for the same period in 2021.

Cash Flow:

For the three months ended December 31, 2022, cash from operations was $3.0 million, compared to $3.4 million for the same period in 2021.

For the twelve months ended December 31, 2022, cash from operations was $10.0 million, compared to $11.3 million for the same period in 2021.

Financial Guidance:

For the full year 2023, the Company expects to report revenue of $61 million to $63 million, GAAP diluted earnings per share of $1.10 to $1.20, and non-GAAP diluted earnings per share of $1.23 to $1.34.

For the first quarter of 2023, the Company expects to report revenue of $14.6 million to $14.9 million, GAAP diluted earnings per share of $0.23 to $0.25, and non-GAAP diluted earnings per share of $0.26 to $0.28.

The Company’s non-GAAP diluted earnings per share guidance excludes stock-based compensation expense, net of tax, which the Company expects to be approximately $1.7 million and $0.4 million for the full year and first quarter 2023, respectively.

Use of non-GAAP Financial Measures

The Company believes that using non-GAAP net income, free cash flow, and infrequent income tax items is helpful to our investors.  These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with U.S. GAAP.

We calculate non-GAAP net income as net income excluding (1) stock-based compensation expense and net of tax.  Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company's non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period; (2) operating expenses, net of tax, that we believe are not indicative of the Company's on-going core operating performance, and; (3) infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for purchases of property and equipment.

We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders through various means.

Our non-GAAP financial measures are important tools for financial and operational decision-making and evaluating our ongoing core operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release.  These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company's operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRadimed has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time Thursday, February 2, 2023. Individuals interested in participating in the conference call may do so by registering here, https://register.vevent.com/register/BIf5d19937b47e482a9911d79a50a0a05b

Once registered, the participant will be provided a dial-in number, unique pin, and instructions.

The conference call will also be available in real-time via the internet at http://www.iradimed.com/en-us/investors/events/.  A recording of the call will be available on the Company's website following the call’s completion.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in developing innovative Magnetic Resonance Imaging ("MRI") compatible medical devices. We develop, manufacture, market, and distribute MRI-compatible medical devices and accessories, disposables, and services relating to them.

We are the only known provider of a non-magnetic intravenous ("IV") infusion pump system specifically designed to be safe during MRI procedures.  We were the first to develop an infusion delivery system that largely eliminates many dangers and problems during MRI procedures.  Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system.  Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts, and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures.  Our pump solution provides a seamless approach that enables accurate, safe, and dependable fluid delivery before, during, and after an MRI scan, which is important to critically ill patients who cannot be removed from their vital medications and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI-compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient's vital signs during various MRI procedures.  The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units.  The features of the IRADIMED 3880 include wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; invasive and non-invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements.  The IRADIMED 3880 MRI-compatible patient vital signs monitoring system has an easy-to-use design and effectively communicates patient vital signs information to clinicians.

For more information, please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements (i.e., statements that are not historical facts).  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made, and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different.  Risks and uncertainties that may affect the future results of the company include, but are not limited to, impacts of the COVID-19 pandemic, including the impact of existing and new variants, and measures taken in response; potential disruptions in our limited supply chain for our products; the Company's ability to receive FDA 510(k) clearance for new products and product candidates; unexpected costs, delays or diversion of management's attention associated with the design, manufacture or sale of new products; the Company's ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA or other regulatory bodies; our significant reliance on a limited number of products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.  Further information on these and other factors that could affect the Company's financial results is included in filings we make with the Securities and Exchange Commission from time to time.  All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION
CONDENSED BALANCE SHEETS

IRadimed Corporation Condensed Balance Sheet	December 31, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$57,960,864	$61,999,550
Total current assets	$78,189,452	$76,244,957
Property and equipment, net	2,399,811	2,069,376
Total assets	$85,512,661	$82,881,422

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Deferred revenue…........................................................................	3,373,122	2,553,096
Total current liabilities	$8,553,743	$6,822,757
Total liabilities	$11,840,760	$10,707,616
Stockholders' equity:
Total stockholders' equity	$73,671,901	$72,173,806
Total liabilities and stockholders' equity	$85,512,661	$82,881,422

IRADIMED CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended December 31,		Twelve Months Ended December 31,	
	2022	**2021**	**2022**	**2021**
Revenue	$ 14,863,594	$ 11,872,860	$ 53,303,145	$ 41,814,581
Cost of revenue	3,643,216	2,623,109	12,020,742	9,764,656
Gross profit	11,220,378	9,249,751	41,282,403	32,049,925
Operating expenses:				
General and administrative	2,699,496	2,524,200	10,697,067	9,771,462
Sales and marketing	3,662,292	3,121,135	12,679,610	10,555,738
Research and development	604,744	494,851	2,278,081	1,905,043
Total operating expenses	6,966,532	6,140,186	25,654,758	22,232,243
Income from operations	4,253,846	3,109,565	15,627,645	9,817,682
Other income, net	449,733	3,930	553,104	18,605
Income before income taxes	4,703,579	3,113,495	16,180,749	9,836,287
Provision (benefit) for income tax expense	1,031,047	(779,172)	3,353,348	510,816
Net income	$ 3,672,532	$ 3,892,667	$ 12,827,401	$ 9,325,471
Net income per share				
Basic	$ 0.29	$ 0.31	$ 1.02	$ 0.76
Diluted	$ 0.29	$ 0.31	$ 1.02	$ 0.74
WASO				
Basic	12,572,919	12,428,361	12,562,856	12,346,173
Diluted	12,626,724	12,632,601	12,635,971	12,590,853

IRADIMED CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

Free Cash Flow

Media Contact:
John Glenn
Chief Financial Officer
iRadimed Corporation
(407) 677-8022
InvestorRelations@iradimed.com